UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2018

ARALEZ PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37691	98-1283375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 West Credit Avenue, Suite 101, Mississauga, Ontario, Canada	L5N 0E4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 876-1118

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                   Entry into a Material Definitive Agreement.

On December 6, 2018, Aralez Pharmaceuticals Canada Inc. (“Aralez Canada”), a subsidiary of Aralez Pharmaceuticals Inc. (the “Company”), and the Company announced that Aralez Canada and the Company signed an Asset Purchase Agreement with Intercept Pharmaceuticals, Inc. (“Intercept”) pursuant to which Aralez Canada has agreed, among other things, to assign to Intercept its license to develop bezafibrate products within the United States of America, to assign to Intercept certain regulatory documentation related to the development of bezafibrate products in the United States of America and to non-exclusively license to Intercept certain of its intellectual property for the development and sale of bezafibrate products in the United States of America.  Closing of the transaction is subject to the satisfaction or waiver of customary conditions, including approval of the transaction by the Superior Court of Ontario (Commercial List).

The foregoing is only a brief description of the terms of the agreement. Please refer to the Company’s filings under the Companies’ Creditors Arrangement Act (Canada) for the text of the agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2018	ARALEZ PHARMACEUTICALS INC.

	By:	/s/ Michael Kaseta
	Name:	Michael Kaseta
	Title:	Chief Financial Officer

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